                                                                   Exhibit 23(c)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32229, 333-58686 and No. 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556) and S-4 (No.
33-60007) of CMS Energy Corporation of our report dated February 7, 2003 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Form 10-K/A for the year ended December 31, 2002.

/s/Price Waterhouse
Price Waterhouse
Casablanca, Morocco
June 30, 2003